PROSPECTUS SUPPLEMENT
---------------------
(To Prospectus Supplement and Prospectus                      File No. 333-52822
dated January 24, 2001)                                           Rule 424(b)(3)
Prospectus number: 2218



                            Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:             $17,090,753


CUSIP Number:                 59018YMV0


Interest Rate:                6.50% per annum


Original Issue Date:          April 25, 2002


Stated Maturity Date:         April 16, 2012


Interest Payment Dates:       Each April 16th and October 16th, commencing on
                              October 16, 2002, until maturity, subject to following business day convention.


Repayment at the Option
of the Holder:                The Notes cannot be repaid prior to the Stated
                              Maturity Date.


Redemption at the Option
of the Company:               The Notes cannot be redeemed prior to the Stated
                              Maturity Date.


Form:                         The Notes are being issued in fully
                              registered book-entry form.


Trustee:                      JPMorgan Chase Bank


Dated:                        March 25, 2002